Exhibit 1.01
EXECUTION COPY
COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
5,100,000 Trust Shares
UNDERWRITING AGREEMENT
June 4, 2009

June 4, 2009
To the Manager named in Schedule I hereto
   for the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
     Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust and Compass Group Management LLC, a Delaware limited liability company (the “CODI Manager”), propose to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), the number of shares of the Trust set forth in Schedule I hereto (the “Firm Shares”). The Company, for itself and as sponsor of the Trust, the Trust and the CODI Manager also propose to issue and sell to the several Underwriters not more than the number of additional shares of the Trust set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of the Trust granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of the Trust to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Trust Stock.”
     Immediately prior to the delivery of the Firm Shares and the Additional Shares, if any, to the Underwriters, the Trust will issue the Firm Shares and the Additional Shares, if any, in exchange for, and as consideration for, an equal number of limited liability company interests (the “New Trust Interests”) of the Company that were designated as “Trust Interests” under the Company’s Second Amended and Restated Operating Agreement, dated as of January 9, 2007, governing the Company (the “Operating Agreement”). The limited liability company interests of the Company outstanding as of the date hereof and to be outstanding after giving effect to the issuance of the New Trust Interests are hereinafter referred to as the “Trust Interests”.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related base prospectus covering the Shelf Securities filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term

“preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and any preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company, for itself and as sponsor of the Trust, represents and warrants to and agrees with the Underwriters that:
          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.
          (b) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.
          (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
          (d) The Company has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Company and each of the Businesses (as defined below) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
          (e) The Company directly owns the outstanding voting securities of the entities enumerated on Schedule IV hereto (such entities being referred to herein as the “Businesses”) in the percentages shown in the Time of Sale Prospectus and the Prospectus. The Businesses are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. Each of the Businesses has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority and possesses all certificates, authorizations, licenses, permits and consents (“Permits”), including but not limited to, all Permits relating to Environmental Laws (as defined below) that are material and necessary to own its property and to conduct its business, in each case, as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Businesses have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus and the

Prospectus, all outstanding shares of capital stock of each of the Businesses owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
          (f) As of the date of this Agreement, the CODI Manager owned all of the issued and outstanding Allocation Interests (as defined in the Operating Agreement) of the Company, the Trust owned all of the issued and outstanding Trust Interests (as defined in the Operating Agreement) of the Company, and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein. All of the Trust Interests and all of the Allocation Interests currently outstanding are, and upon delivery of a number of New Trust Interests to the Trust in exchange for the Shares to be issued by the Trust under this Agreement, the Trust Interests will be, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Shares shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise. Except as described in the Time of Sale Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Trust Interests or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Allocation Interests.
          (g) The Operating Agreement has been duly authorized, executed and delivered by the members of the Company and is the valid and binding obligation of the Company and the members of the Company. The Trust Interests and the Operating Agreement conform in all material respects to the descriptions thereof set forth in the Time of Sale Prospectus and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.
          (h) The Company, as sponsor of the Trust, is authorized by the Amended and Restated Trust Agreement of the Trust, dated as of December 21, 2007 and effective as of January 1, 2007 (the “Trust Agreement”) among the Company, as sponsor, The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee, and the Regular Trustees, as defined therein, to act in such capacity to execute and deliver this Agreement on behalf of the Trust, to cause the Trust to issue the Shares to be sold under this Agreement, to sell and accept payment therefor, and otherwise to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company, for itself and as sponsor of the Trust.
          (i) Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company, the Trust and the Businesses are not and will not, as of the Closing Date and any Option Closing Date, be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument (“Contract”) or any Permit from declaring and paying any dividends or distribution on the Trust Interests, in the case of the Company, on the Shares, in the case of the Trust, and to the Company, in the case of the Businesses, in each case, in accordance with their respective organizational documents as set forth in the Time of Sale Prospectus and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Businesses to the Company.
          (j) There are no Contracts between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Shares.
          (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
          (l) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no Contracts between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Shares registered pursuant to the Registration Statement.
          (m) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i)the Trust, the Company and each of the Businesses have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii)each of the Trust, the Company and the Businesses has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii)there has not been any material change in the capital stock, short-term debt or long-term debt of the Trust, the Company and each of the Businesses, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
          (n) No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (each, a “Governmental Authority”), is required in connection with the issue and sale of the Shares by the Company and the Trust hereunder, except such as have been obtained and made under the Securities Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).
          (o) There are no statutes, regulations or Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors”, “Description of Shares” and “Material U.S. Federal Income Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceeding discussed therein, are accurate and fair summaries of such legal matters, agreements, documents of proceedings.

          (p) No labor problem or dispute with the employees of the Company or any of the Businesses exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).
          (q) Neither the Company nor any of the Businesses is in violation of or default under, and neither the issue and sale of the Trust Stock or the Trust Interests hereunder nor the consummation of any other of the transactions herein contemplated (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”), nor the fulfillment of the terms hereof has or will conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Businesses pursuant to, (i) the Certificate of Formation or Operating Agreement of the Company or the charter or bylaws, or similar organizational documents, of any of the Businesses, (ii) any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority (“Laws”), including but not limited to all Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes or pollutants or contaminants (collectively, “Environmental Laws”), applicable to the Company and the Businesses or (iii) the terms of any Contract to which the Company or any of the Businesses is a party or by which the Company or any of the Businesses is bound or pursuant to which any of the properties of the Company or any of the Businesses are subject, except in the case of (ii) and (iii), where any such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.
          (r) Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and the Businesses has good and valid title to all property and assets owned by it that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus and (ii) each of the Company and the Businesses holds any leased real or personal property under valid and enforceable leases that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to have such good and valid title or hold such valid and enforceable leases would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Shares to be sold hereunder, free and clear of any lien, charge or encumbrance; and upon delivery of such Shares to the Underwriters and payment of the Purchase Price therefor as herein contemplated, the Underwriters will receive good and valid title to the Shares purchased by them from the Company, free and clear of any lien, charge or encumbrance.
          (s) Each of the Company and the Businesses owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property Rights”) that it purports to own and that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus and none of the Company or the Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such

Intellectual Property Rights or where such claim of infringement of such conflict with asserted rights of others would not have a Material Adverse Effect.
          (t) The Company is not, and will not, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.
          (u) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, the Trust or any of the Businesses is a party or to which any of the properties of the Company, the Trust or any of the Businesses is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company or the Trust to perform their obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.
          (v) The Company, the Trust and each of the Businesses has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
          (w) The consolidated financial statements, together with related schedules, exhibits and notes, included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations, cash flows and changes in financial position of the Trust, the Company and the Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The summary financial data set forth under the caption “Summary Financial Data” in the Time of Sale Prospectus, the Prospectus and the Registration Statement presents fairly the information shown therein, and has been compiled on a basis consistent with that of the related financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement.
          (x) The Company and each of the Businesses maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Businesses have not become aware of any material weakness in their internal control over financial reporting and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since December 31, 2008.
          (y) The Company and the Businesses maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and the Businesses is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Businesses to allow timely decisions regarding disclosure, and (ii) effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Business’s disclosure controls and procedures described above, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
          (z) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
          (aa) Each of the Company and the Businesses maintains insurance covering its respective properties, operations, personnel and businesses as it reasonably believes to be financially responsible in amounts it reasonably deems adequate.
          (bb) Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Time of Sale Prospectus and the Prospectus, there has not occurred, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, management, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole.
          (cc) Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares.
          (dd) To the Company’s knowledge, no officer, director or nominee for director or 5% or greater shareholder of the Company has a direct or indirect affiliation or association with any member of FINRA.

          (ee) Neither the Company nor any of Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Businesses, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Businesses and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (ff) Neither the Company nor any of Businesses nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any the Businesses is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that is the subject of any sanctions administered by OFAC.
          (gg) The operations of the Company and the Businesses are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     2. Representations and Warranties of the Trust. The Company, as sponsor of the Trust, represents and warrants to and agrees with the several Underwriters that:
          (a) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, has the trust power and authority to conduct its business as described in the Time of Sale Prospectus and Prospectus and is not required to be qualified or authorized to do business in any other jurisdiction.
          (b) There are 31,525,000 shares of Trust Stock outstanding as of the date of this Agreement. All of the shares of Trust Stock currently outstanding are, and upon delivery of the Shares to be sold under this Agreement, all of the shares of Trust Stock will be, duly authorized, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Shares will have the same personal liability as holders of shares of a private corporation for profit organized under the Delaware General Corporation Law (“DGCL”). Except as described in the Time of Sale Prospectus and the

Prospectus, no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any shares of Trust Stock or other securities of the Trust.
          (c) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding obligation of the Company and the Regular Trustees. The Shares and the Trust Agreement conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.
          (d) As of the Closing Date and any Option Closing Date, the Trust shall have an authorized and outstanding capitalization as set forth under the heading of the Time of Sale Prospectus and the Prospectus entitled “Pro Forma Capitalization” (subject, in the case of the Closing Date and in the event that the Closing Date and the Option Closing Date occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the Option Closing Date, to the issuance of the Additional Shares).
          (e) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no Contracts between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the Shares registered pursuant to the Registration Statement.
          (f) The Trust has all power and authority necessary to execute and deliver this Agreement and the Shares, and to perform its obligations hereunder; and the issue and sale of the Shares hereunder have not and will not conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Businesses pursuant to (A) the Certificate of Trust of the Trust or the Trust Agreement, (B) any Laws applicable to the Trust or the Businesses, or (C) the terms of any Contract to which the Trust, the Company or any of the Businesses is a party or by which the Trust, the Company or any of the Businesses is bound or pursuant to which any of the properties of the Trust, the Company or any of the Businesses are subject.
          (g) The Trust is not, and will not, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.
     3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $8.36325 per share (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     4. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.
     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
     The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Trust, the Company or any of the Businesses by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
          (ii) there shall not have occurred any change, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, management, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that (i) the representations and warranties of the Trust and the Company contained in this Agreement are true and correct as of the Closing Date, (ii) the Trust and the Company have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, (iii) the Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b), (iv) each free writing prospectus, if any, identified on Schedule I hereto and any other material required to be filed by the Company pursuant to Rule 433 under the Securities Act has been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, (v) the Registration Statement has become effective and (vi) no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
          (c) The Underwriters shall have received on the Closing Date an opinion of Squire, Sanders & Dempsey L.L.P., outside counsel for the Company, dated the Closing Date, to the effect that:
          (i) (A) the Registration Statement has become effective, (B) to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission and (C) the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act;

          (ii) each of the Businesses has been duly organized and is a validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and each of the Businesses is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.
          (iii) based solely on such counsel’s review of the minute books, stock transfer books, certificates of incorporation, by-laws or other organizational documents of each of the Businesses, all of the issued and outstanding capital stock or ownership interests of each of the Businesses have been duly authorized and validly issued and are fully paid and nonassessable, and, all outstanding capital stock or ownership interests of the Businesses as set forth in the Time of Sale Prospectus and the Prospectus as owned by the Company, are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance except for such security interests, claims, liens or encumbrances as required by the credit agreement, dated as of November 21, 2006, as amended, among the Company, the financial institutions named therein and Madison Capital Funding LLC, as agent;
          (iv) the Trust’s and the Company’s authorized equity capitalization is as set forth in the Time of Sale Prospectus and the Prospectus and the capital stock and equity interests, respectively, of the Trust and the Company conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus; the currently outstanding Allocation Interests and Trust Interests of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and the New Trust Interests have been duly authorized and, upon delivery of the New Trust Interests to the Trust in exchange for the Shares to be issued by the Trust under this Agreement, will be, validly issued, fully paid and nonassessable; the Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq Global Select Market; the holders of outstanding Trust Interests of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Trust or the Company are outstanding;
          (v) there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses or its or their property of a character required to be disclosed in the Registration Statement which would reasonably be expected to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance of the Company or the Trust of their obligations hereunder and that is not adequately disclosed in the Time of Sale Prospectus;
          (vi) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Risk

Factors”, “Description of Shares” and “Material U.S. Federal Income Tax Considerations” and (B) the Prospectus under the caption “Underwriters”, in each case, fairly summarize in all material respects such matters, documents or proceedings;
          (vii) to such counsel’s knowledge, there are no statutes, regulations or Contracts which are required to be described in or filed as an exhibit to the Registration Statement, which have not been so described or filed as required, and the descriptions thereof thereto are correct in all material respects;
          (viii) this Agreement has been duly authorized, executed and delivered by the Trust and the Company;
          (ix) neither the Trust nor the Company is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;
          (x) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained;
          (xi) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated (including the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”) nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company, the Trust or the Businesses, (ii) the terms of any Contract to which the Trust, the Company or any of the Businesses is a party or bound or to which any of their property is subject of which such counsel are aware, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Trust, the Company or any of the Businesses of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Trust, the Company or any of the Businesses or any of their properties; and
          (xii)(A) in the opinion of such counsel (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) any part of the Registration Statement, when such part became effective (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein as to which such counsel need not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (4) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.
          (d) The Underwriters shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., outside counsel for the Company, dated the Closing Date, to the effect that:
          (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and all filings required under the laws of the state of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;
          (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (x) own its property and conduct its business, all as described in the Registration Statement and Prospectus and (y) execute and deliver this Agreement and perform its obligations hereunder;
          (iii) the provisions of the Trust Agreement are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees (as defined in the Trust Agreement), enforceable against the Company and the Trustees in accordance with its terms;
          (iv) under the Delaware Statutory Trust Act and the Trust Agreement, (x) the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of the Trust, and (y) the Company is authorized to execute and deliver this Agreement on behalf of the Trust;
          (v) the shares of Trust Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;
          (vi) the Shares have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust upon receipt of payment therefor, in accordance with the Trust Agreement and as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and nonassessable undivided beneficial interests in the assets of the Trust will be entitled to the benefits of the Trust Agreement. Holders of the Shares as beneficial owners of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL;
          (vii) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Shares is not subject to preemptive or other similar rights; the issuance and sale by the Trust of the Shares, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder (A) do not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Trust, and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (other than the filing of the Certificate of Trust);
          (viii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit A to such opinion is an appropriate form of certificate to evidence ownership of the Shares;
          (ix) the Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).
          (x) under the LLC Act and the Operating Agreement, the Company has all necessary limited liability company power and authority to enter into this Agreement and to conduct its business as described in the Prospectus;
          (xi) under the LLC Act and the Operating Agreement, the form of Trust Interest certificate attached to the Operating Agreement as Exhibit A to such agreement is an appropriate form of certificate to evidence ownership of the Trust Interests. Under the LLC Act, the Operating Agreement and the resolutions, the New Trust Interests have been duly authorized and, when issued and delivered against payment of the consideration as set forth in the Operating Agreement and this Agreement, the New Trust Interests will be validly issued, fully paid and, subject to the qualifications set forth in paragraph (xii) below, nonassessable limited liability company interests in the Company and the holders of such New Trust Interests will be entitled to the benefits of the Operating Agreement;

          (xii) the holders of Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a holder of Trust Interests may be obligated to repay any funds wrongfully distributed to it (we note that a holder of Trust Interests may be obligated pursuant to the Operating Agreement to provide to the transfer agent sufficient indemnity in connection with the issuance of replacement Trust Interest certificates);
          (xiii) under the LLC Act and the Operating Agreement, the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary limited liability company action on the part of the Company;
          (xiv) the Operating Agreement constitutes a legal, valid and binding agreement of the Members (as defined in the Operating Agreement), and is enforceable against the Members, in accordance with its terms;
          (xv) the issuance and sale by the Company of the Trust Interests, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated by this Agreement, and the compliance by the Company with its obligations under this Agreement, (A) do not violate (i) any provisions of the Certificate of Formation of the Company or the Operating Agreement or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Company, and (B) do not require the consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware.
          (e) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Manager.
     The opinions of counsel for the Company described in Section 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
          (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Manager, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
          (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the persons and entities listed on Schedule V hereto relating to sales and certain other dispositions of shares of Trust Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company, for itself and as sponsor of the Trust, covenants with each Underwriter as follows:
          (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
          (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
          (c) To furnish to you a copy of each proposed free writing prospectus, including any electronic road shows, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
          (d) Not to take any action that would result in an Underwriter, the Trust or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
          (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

          (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
          (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
          (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Trust’s and Company’s counsel and the Trust’s and Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market and any other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
          (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;
          (k) To prepare a final term sheet, substantially in the form provided for in Schedule III hereto, relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
          (l) The Company also covenants with each Underwriter that, without the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Trust Stock or any securities convertible into or exercisable or exchangeable for Trust Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Trust Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Trust Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Trust Stock or any securities convertible into or exercisable or exchangeable for Trust Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b)

the issuance by the Company of shares of Trust Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Trust Stock, provided that such plan does not provide for the transfer of Trust Stock during the 90-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Manager of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.
     8. Covenants of the Underwriters. Each Underwriter severally covenants with the Trust and the Company not to take any action that would result in the Trust or the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Trust or the Company thereunder, but for the action of the Underwriter.
     9. Indemnity and Contribution. (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Trust or Company information that the Trust or the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Regular Trustees and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Trust and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Trust and the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the

Shares (before deducting expenses) received by the Trust and the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Trust and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Trust and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Trust or the Company, its officers or directors or any person controlling the Trust or the Company and (iii) acceptance of and payment for any of the Shares.
     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by

Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Trust or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Trust or the Company shall be unable to perform its obligations under this Agreement, the Trust and the Company will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this

Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Trust, the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
          (b) Each of the Trust and the Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Trust or the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Trust and the Company. Each of the Trust and the Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Trust or the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.
[signature page follows]

Very truly yours, COMPASS DIVERSIFIED HOLDINGS
By:
Name:
Title:

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
By:
Name:
Title:

COMPASS GROUP MANAGEMENT LLC
By:
Name:
Title:

Accepted as of the date first written above.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of itself and the several Underwriters named in Schedule II hereto.

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title: